CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 of Battle Mountain Gold Company and to the incorporation by reference therein of our report dated February 8, 1996 (except for Note 17, which is as of April 12, 1996) with respect to the consolidated financial statements of Hemlo Gold Mines Inc. through the incorporation by reference of Battle Mountain Gold Company's Form 8-K dated June 11, 1996.



Toronto, Canada                                  /s/ ERNST & YOUNG
June 19, 1996                                        Ernst & Young